Exhibit 99.1

Birner Dental Management Services, Inc. Announces Results For 1Q 2017

DENVER, May 11, 2017 /PRNewswire/ -- Birner Dental Management Services, Inc. (OTCQX: BDMS), business services provider of PERFECT TEETH® dental practices, announced results for the quarter ended March 31, 2017. For the quarter ended March 31, 2017, revenue decreased $771,000, or 4.7%, to $15.7 million compared to $16.4 million for the quarter ended March 31, 2016. The Company's earnings before interest, taxes, depreciation, amortization, and stock-based compensation expense ("Adjusted EBITDA") decreased $227,000, or 22.7%, to $777,000. Net loss for the quarter ended March 31, 2017 increased $125,000 to $(225,000) compared to $(100,000) for the quarter ended March 31, 2016. Loss per share increased to $(0.12) for the quarter ended March 31, 2017 compared to $(0.05) for the quarter ended March 31, 2016.

Despite challenging comparisons of the quarter ended March 31, 2017 to the same quarter in 2016, the Company believes there are meaningful signs of progress. As previously reported, the Company believes much of the decline in revenue and Adjusted EBITDA has been driven by a decrease in the number of dentists in the network. The dentist count was 112 at March 31, 2016 and had declined to 98 at December 31, 2016. As a result of management's actions, the Company believes this trend is beginning to reverse as evidenced by the Company's increasing its dentist count to 102 at March 31, 2017. Furthermore, dentist productivity, as measured by daily revenue per practicing dentist, increased 8.3% in the first quarter of 2017 as compared to the first quarter of 2016. In addition, patient flow continues to be strong with new patient visits up 8.2% in the quarter ended March 31, 2017 versus the same quarter in 2016. As dentist count increases, management believes operating results will improve through increased revenue and Adjusted EBITDA.

During the quarter ended March 31, 2017, the Company had capital expenditures of $156,000 and decreased total bank debt outstanding by approximately $655,000. The Company was in compliance with its first quarter 2017 bank credit facility covenants, including the EBITDA covenant as a result of $104,000 of expenses related to the strategic assessment that commenced in the second quarter of 2016 and was discontinued in the first quarter of 2017, which the bank permitted the Company to add back to EBITDA.

The Company also announced that it has reached an agreement in principle, pending receipt of signatures, with a group of shareholders regarding a mutual settlement agreement to end a potential proxy contest related to the Company's upcoming annual meeting of shareholders. Under the terms of the pending settlement agreement, the Company will nominate John M. Climaco and Gregory G. Fulton for election to its board of directors at the 2017 annual meeting, along with incumbent director Brooks G. O'Neil. "The board and management team believe this settlement serves the best interests of the Company, its shareholders and employees," said Fred Birner, the Company's Chairman and CEO. "We welcome these new nominees to our board. We look forward to putting this matter behind us and to getting back to the business of growing the Company and building shareholder value." As part of the pending settlement agreement, the shareholder group has agreed to withdraw its proposals for the annual meeting and to vote in favor of the above slate of director nominees at the 2017 annual meeting. In addition, the shareholder group agrees to a standstill that generally extends until the later of the 2018 annual meeting of shareholders and the date neither Mr. Climaco nor Mr. Fulton serves on the board, except that the shareholder group may propose nominees for director for the 2018 annual meeting in accordance with the Company's bylaws.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. As of March 31, 2017, the Company managed 68 dental offices, of which 35 were acquired and 33 were de novo developments. The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the quarter ended March 31, 2017 on Thursday, May 11, 2017 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-888-471-3820 and refer to Confirmation Code 5570786 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on May 11, 2017, the rebroadcast number is 1-888-203-1112 with the pass code of 5570786. This rebroadcast will be available through May 25, 2017.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net loss.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's prospects and performance in future periods, including improvement in operating results and dentist hiring, the amount of bank debt, compliance with debt covenants, performance of de novo offices, the payment or nonpayment of dividends, dentist count, dentist turnover and recruitment, dentist productivity, new patient visits and patient flow and the impact of certain shareholder matters. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2016. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Quarters Ended
	March 31,
	2016		2017
REVENUE:
Dental practice revenue	$ 15,366,543		$ 14,618,704
Capitation revenue	1,064,690		1,041,976
	16,431,233		15,660,680

DIRECT EXPENSES:
Clinical salaries and benefits	9,870,950		9,466,299
Dental supplies	725,273		628,406
Laboratory fees	871,615		881,141
Occupancy	1,566,805		1,550,259
Advertising and marketing	158,870		169,904
Depreciation and amortization	1,020,091		964,802
General and administrative	1,403,210		1,263,626
	15,616,814		14,924,437

Contribution from dental offices	814,419		736,243

CORPORATE EXPENSES:
General and administrative	876,906	(1)	959,458	(1)
Depreciation and amortization	62,799		46,084

OPERATING LOSS	(125,286)		(269,299)
Interest expense, net	39,322		72,423

LOSS BEFORE INCOME TAXES	(164,608)		(341,722)
Income tax benefit	(64,198)		(116,663)

NET LOSS	$ (100,410)		$ (225,059)

Net loss per share of Common Stock - Basic	$ (0.05)		$ (0.12)

Net loss per share of Common Stock - Diluted	$ (0.05)		$ (0.12)

Weighted average number of shares of Common Stock and dilutive securities:
Basic	1,860,482		1,860,261

Diluted	1,860,482		1,860,261

(1)	Corporate expenses - general and administrative includes $46,707 and $35,236 of stock-based compensation expense pursuant to ASC Topic 718 for the quarters ended March 31, 2016 and 2017, respectively.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	December 31,	March 31,
ASSETS	2016	2017
CURRENT ASSETS:
Cash	$ 157,923	$ 208,670
Accounts receivable, net of allowance for doubtful accounts of approximately $410,000 and $410,000, respectively	3,212,190	3,849,498
Note receivable	34,195	34,195
Prepaid expenses and other assets	759,749	735,400

Total current assets	4,164,057	4,827,763

PROPERTY AND EQUIPMENT, net	7,279,436	6,636,109

OTHER NONCURRENT ASSETS:
Intangible assets, net	6,721,084	6,509,476
Deferred charges and other assets	155,741	163,991
Note receivable	31,051	23,358

Total assets	$ 18,351,369	$ 18,160,697

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,723,473	$ 2,861,371
Accrued expenses	925,776	1,074,744
Accrued payroll and related expenses	2,164,758	2,652,495
Income taxes payable	-	122,042
Current maturities of long-term debt	2,500,000	3,284,195

Total current liabilities	8,314,007	9,994,847

LONG-TERM LIABILITIES:
Deferred tax liability, net	1,174,416	935,712
Long-term debt	7,351,006	5,912,112
Other long-term obligations	1,081,655	1,077,564

Total liabilities	17,921,084	17,920,235

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized; 1,860,261 and 1,860,261 shares issued and outstanding, respectively	1,615,001	1,650,237
Accumulated deficit	(1,184,716)	(1,409,775)

Total shareholders' equity	430,285	240,462

Total liabilities and shareholders' equity	$ 18,351,369	$ 18,160,697

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net loss can be made by adding depreciation and amortization expense - offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax benefit to net loss as in the table below.

	Quarters
	Ended March 31,
	2016	2017
RECONCILIATION OF ADJUSTED EBITDA:
Net loss	($100,410)	($225,059)
Add back:
Depreciation and amortization - Offices	1,020,091	964,802
Depreciation and amortization - Corporate	62,799	46,084
Stock-based compensation expense	46,707	35,236
Interest expense, net	39,323	72,423
Income tax benefit	(64,198)	(116,663)

Adjusted EBITDA	$1,004,312	$776,823